THIS AGREEMENT made in duplicate this 16th day of August, 2006. BETWEEN:

REGION OF QUEENS MUNICIPALITY, a body corporate incorporated under the laws of the Province of Nova Scotia, The Municipal Government Act with head office in Liverpool, Queens. County, Nova Scotia (hereinafter called “Landlord”)

- and -

LTBG TELESERVICES ULC, an incorporated company under the laws of the Province of Nova Scotia with head offices in Burlington, MA, USA (hereinafter called “Tenant”)

-and -

LIGHTBRIDGE, INC., an incorporated company with head offices in Burlington, MA, USA (hereinafter called “Guarantor”)

WHEREAS the parties hereto entered into a Lease Agreement on the 10th day of February, 2004 related to certain lands and premises located at Harley Umphrey Drive in Liverpool, Queens County, Nova Scotia; and

WHEREAS the parties now wish to provide for the early termination of the above-referenced lease on the terms and conditions hereinafter set forth.

NOW THEREFORE in consideration of the covenants herein set forth the parties hereto agree by and among themselves as follows;

1.	THAT, notwithstanding the provisions of the Lease Agreement entered into between the parties on the 10th day of February, 2004, the Tenant and the Landlord do hereby agree that the said Lease shall be terminated and the subject premises vacated on the 31st day of August, 2006 on the following conditions:

(i)	that the Tenant continue to pay the monthly rent due under the provisions of the lease of February 10, 2004 through to the end of August of 2006;

(ii)	that the Tenant shall on August 31st, 2006 convey by Bill of Sale to the Landlord title to those assets referred to in Schedule “A” attached hereto free from any and all encumbrances of whatsoever kind and nature, but otherwise on an “as is,” “where is” basis without any representation or warranty of any kind.

2.	THAT the Tenant acknowledges that the value of the surrender of Lease provided by the Landlord is $257,152 and the Landlord acknowledges that the value of the assets conveyed pursuant to the above Bill of Sale is $257,152; accordingly, the Tenant acknowledges itself indebted to and agrees to pay to the Landlord the sum of $257,152 plus HST on August 31, 2005 in respect of the provision of the surrender of lease by the Landlord to the Tenant and the Landlord acknowledges itself indebted to and agrees to pay to the Tenant the sum of $257,152 plus HST on August 31, 2006 in respect of the provision by the Tenant to the Landlord of certain assets described in the Bill of Sale. Each of the Landlord and the Tenant agree that their mutual obligations to pay each other the sum of $257,152 shall be offset, satisfied and cancelled effective August 31, 2006 and as herein contemplated. Each party agrees to separately account for the HST in respect of this transaction in accordance with the terms of this paragraph 2.”

3.	THAT upon the conditions set forth in sub-paragraphs 1(i) and 1(ii) being satisfied the Landlord shall then forgive and forego the receipt of any and all additional rental payments under the February 10th, 2004 Lease Agreement which, after August 31, 2006, would have been due to the Landlord thereunder, and the Tenant effective as at August 31, 2006, hereby assigns and surrenders to the Landlord the premises referred to in the Lease Agreement to the intent that the unexpired residue of the term of years created by the Lease Agreement and all other estate and interest of the Tenant in the premises referred to in the Lease Agreement may be merged and extinguished in the reversion and inheritance of the subject premises described in the Lease Agreement.

4.	THAT upon the satisfactory completion of the terms herein set forth neither party shall make any further claims upon nor initiate any causes of action against the other for any reason whatsoever so that each party shall then be fully and finally released from the covenants of the February 10th, 2004 Lease Agreement.

5.	THAT this agreement is being signed freely and voluntarily with full knowledge of its content and legal effect.

6.	THAT each party acknowledges having received independent legal advice prior to the signing hereof.

7.	THAT the parties covenant and agree with each other to execute such further documents as may be reasonably requested by the other to give effect to the provisions of this Agreement.

8.	Time shall be of the essence with respect to the interpretation and enforcement of this Agreement.

9.	This Agreement may be delivered by facsimile machine and signed on a facsimile copy. Both parties agree to accept the facsimile copy as a legal and binding document. If facsimile copies are utilized, the originals will subsequently be delivered to the Landlord and Tenant for execution. It is further agreed that this Agreement may be executed in one or more counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall for all purposes constitute one agreement, binding on the parties, notwithstanding the fact that all parties have not signed the same counterpart. Whether signing facsimile copies or original documents, the parties mutually agree to initial all pages, including all Schedules, of such documents.

10.	The law governing this Agreement shall be the law of the Province of Nova Scotia.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and affixed their seals the day and year first above written.

SIGNED, SEALED AND DELIVERED)			REGION OF QUEENS MUNICIPALITY
in the presence of:		)	per:
/s/ Wanda Allison			/s/ John G. Leefe

A Commissioner of the Supreme	)		Mayor
Court of Nova Scotia	)
/s/ Wanda Allison			/s/ Chris McNeill

A Commissioner of the Supreme	)
Court of Nova Scotia	)

SIGNED, SEALED AND DELIVERED)		LTBG TELESERVICES ULC.
in the presence of:	)	per:
/s/ Debra Michelson		/s/ Robert E. Donahue
A Notary Public	)
/s/ Debra Michelson		/s/ Eugene DiDonato
A Notary Public	)
SIGNED, SEALED AND DELIVERED)		LIGHTBRIDGE, INC. (As Guarantor)
in the presence of:	)	per:
/s/ Debra Michelson		/s/ Robert E. Donahue
A Notary Public )

PROVINCE OF NOVA SCOTIA COUNTY OF QUEENS

I CERTIFY that on this 16th day of August A.D., 2006, The Region of Queens Municipality, one of the parties mentioned in the foregoing and annexed Indenture caused the same to be executed by its-duly authorized officers and its corporate seal to be thereunto affixed in my presence and I have signed as a witness to such execution.

/s/ Wanda Allison

A Commissioner of the Supreme Court

of Nova Scotia

COUNTY OF MIDDLESEX

COMMONWEALTH OF MASSACHUSETTS

I CERTIFY that on this 11th day of August A.D., 2006 LTBG Teleservices ULC, one of the parties mentioned in the foregoing and annexed Indenture caused the same to be executed by its duly authorized officers and its corporate seal to be thereunto affixed in my presence and I have signed as a witness to such execution.

/s/ Debra Michelson

A Notary Public in and for the Commonwealth of Massachusetts

COUNTY OF MIDDLESEX

COMMONWEALTH OF MASSACHUSETTS

I CERTIFY that on this 11th day of August A.D., 2006 Lightbridge, Inc., one of the parties mentioned in the foregoing and annexed Indenture caused the same to be executed by its duly authorized officers’ and its corporate seal to be thereunto affixed in my presence and I have signed as a witness to such execution.

/s/ Debra Michelson

A Notary Public in and for the Commonwealth of Massachusetts

Schedule “A”
Liverpool, 54 Harley Umphrey Dr.,
Existing Tenant Asset List

Phone System / PBX NOTE: Software and Licenses are not included

•	Avaya Definity S8700 – Avaya Communication Manager R012x.02.0.111.4 (Serial#: 04J210801481)

•	Avaya Intuity Audix LX R1.1 voice mail – 4 port, 100 Mailboxes (Serial#: 20403100081) o 272 Callmaster V (2-wire) Phone (without headsets)

•	VAL Announcement Board o 24 DS1 Interface Cards

•	Compatible with MAPD software release 2.0, issue 2.0.1 (s/w)

•	Center View CMS, capacity for 310 licenses

•	ASAI+ CallVisor

Cable Plant
o	Full Nordx/CDT Network & Voice Cable Plant

•	Installation performed by Nordx Certified Installer o 1 Ethernet & 4 pair (single-port) Telecom to each agent cube o 1 Ethernet & 4 pair (single-port) Telecom to each Office o 25 Ethernet & 25 Telecom to each Training Room o 16 Ethernet & 4 pair (single-port) Telecom to Conference Room

•	All Voice cabling terminated to BIX/1A Strip field in Data Center

•	All Network cabling terminated to RJ-45 patch panels in Data Center

Uninterruptible Power Supply System

•	Mitsubishi 9800AD Series 150kVA UPS System 600/600 VAC Model # M98D-15064-44B00 Serial#: 02-GKRKQ1-01

•	Configuration provides power to data center and selected agent cubicles

Data Center HVAC Unit (supplementing two pre-existing units)

•	Mitsubishi Electric “Mr. Slim” Mini-Split PK36FK3 &PU36EK 34.2MBH Air Conditioner (Serial#: 37G00805D)

Furniture Installed Configuration per “Revised Phs 2A Drawing and Specification for Order Entry 7/16/04 CKO”

Call Centre Floor
Herman Miller Q System Workstations

•	Agent Cube (quantity 224, 149 side A, 75 side B) o60”w x 48”d x 52”h cube with 60“x30” work-surface

•	Supervisor Cube(quantity 14) o84”d x 96”w x 67”h cube with large L-Shaped work-surface

•	Bridge (quantity 2) o1st bridge 16’w x 12’d x 18”h raised platform with 4 seating locations o2nd bridge 13’w x 9’d raised platform with 2 seating locations

•	Seating (quantity 296) oSitOnIt TR2 series task chair with Intensive Control & MultiAdjust arms

•	QA Lab o6 station open-seating work areas with large L-Shaped work surfaces

Training Rooms (quantity 2) o Nova Solutions 85 series VDT tables (quantity 48, 24 room A, 24 room B)

•	Nova Solutions 85 series VDT Facilitator’s Lectern (quantity 2, 1 Room A, 1 Room B)

Private Offices (quantity 10) o National Arrowood desks

•	Guest Chairs

Cafeteria / Breakroom
o	42” x 42” Tables (quantity 11)

•	Chairs (quantity 44)

Miscellaneous Office Equipment and Accessories
o	Xerox Workcenter Pro 35 (Serial#: MYP016072)

o	Microwave Ovens (quantity 2)

•	Refrigerators (quantity 2)

•	BBQ with tank 1

•	4x8 cork board (quantity 1)

•	Storage shelves (quantity 5)

•	White boards (quantity 18)

•	Small cork boards (quantity 4)

•	4x8 white boards (quantity 2)